UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 10, 2009

INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

300-1055 West Hastings Street
Vancouver, British Columbia
Canada V6E 2E9
(Address of principal executive offices and Zip Code)

604-609-6152
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Jeff Thachuk, President of InsightfulMind Learning, Inc., (the “Company”) is pleased to announce that on August 10, 2009, the Company entered into an agreement to acquire all of the issued and outstanding shares of Coronus Energy Corp., a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. The Company will acquire all of the outstanding shares of Coronus in exchange for 1,000,000 common shares of the Company, at a deemed value of $0.05 per share.  The issuance of the 1,000,000 common shares is subject to shareholder approval.

The Agreement requires, on or before closing, that 1,012,500 common shares of the Company held by Mr. Jeff Thachuk, President of the Company, be transferred to Mr. Mark Burgert, the sole principal of Coronus, and that an aggregate of 452,500 stock options of the Company currently held by various persons be cancelled, and that Mr. Thachuk will be appointed as a director and the Chariman, CEO, CFO, Secretary and Treasurer of Coronus.  At this time, the Company has effected the cancellation of the 452,500 stock options, and Mr. Thachuk’s appointments in Coronus have been formalized, with Mr. Burgert continuing to hold office of President in Coronus.

Upon closing, the Company will engage Mr. Burgert as a consultant, and in consideration for this engagement, grant to Mr. Burgert an aggregate of 175,000 options exercisable at a price of $0.13 per share.  Additionally, upon closing, the 4,525,000 common shares of the Company then collectively held between Messrs. Thachuk and Burgert will be placed into voluntary escrow, to be released to each of them on the basis of one common share each for each $1.00 earned in revenue by the Company on a consolidated basis.

Assuming shareholder approval of the issuance of the 1,000,000 common shares is granted, the Company will also be seeking shareholder approval to change its name to Coronus Solar Inc., and to split its common stock on the basis of 2 new shares for each 1 old share. If the Company’s common stock is split, prior to completion of any of the above transactions, the number of purchase shares issued, and their deemed value, the number of shares transferred from Mr. Thachuk to Mr. Burgert, the number of stock options cancelled, the number of stock options granted to Mr. Burgert, and their exercise price, and the number of shares placed into escrow and releasable to Messrs. Thachuk and Burgert from escrow shall be adjusted proportionately.

ITEM 7.01     REGULATION FD DISCLOSURE.

We are pleased to announce that on August 10, 2009, we entered into an agreement to acquire all of the issued and outstanding shares of Coronus Energy Corp., a start-up stage company founded to deploy and operate utility-scale solar power systems in the State of California. The Company will acquire all of the outstanding shares of Coronus in exchange for 1,000,000 common shares of our common stock, at a deemed value of $0.05 per share.  The issuance of the 1,000,000 common shares is subject to shareholder approval.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of August, 2009.

INSIGHTFULMIND LEARNING, INC.

BY:	JEFF THACHUK
Jeff Thachuk
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a Director